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	SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C. 20549



	FORM 8-K

	Current Report
	Pursuant to Section 13 or 15(d) of the
	Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) July 24, 1998


                ULTRADATA SYSTEMS, INCORPORATED
	(Exact name of Registrant as Specified in its Charter)


        Delaware                   0-25380           43-1401158
(State of Incorporation)      (Commission File     (IRS Employer
                                  Number)           Identification No.)



       9375 Dielman Industrial Drive, St. Louis, Missouri 63132
             (Address of principal executive offices)



                           (314) 997-2250
                   	Registrant's Telephone Number



Item 4.    	CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.
	On July 24, 1998, the Registrant, by action of the Board of Directors, dismissed KPMG Peat Marwick LLP from its engagement as the Registrant's principal accountant to audit the Registrant's financial statements for the year ended December 31, 1998.

	The report of KPMG Peat Marwick on the Registrant's financial statements for the years ended December 31, 1997  and 1996 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

	The Registrant and KPMG Peat Marwick have not, in connection with the audit of the Registrant's financial statements for the 1997 and 1996 fiscal years or any subsequent period, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to KPMG Peat Marwick's satisfaction, would have caused KPMG Peat Marwick to make reference in connection with its reports to the subject matter of the disagreement.

	At no time during the past two fiscal years and subsequent period did KPMG Peat Marwick advise the Registrant:
	  (a) as to any material weakness in internal controls necessary for the Registrant to develop reliable financial statements; or,


  	(b) that information had come to the attention of KPMG Peat Marwick which materially impacts the fairness or reliability of a previously issued audit report or the underlying financial statements.

	On July 24, 1998, the Registrant retained the firm of BDO Seidman, LLP to audit the Registrant's financial statements for the year ended December 31, 1998. At no time during the past two fiscal years or any subsequent period did the Registrant consult with BDO Seidman, LLP regarding either the application of accounting principles to a specified transaction or the type of audit opinion which might be rendered on the Registrant's financial statements or any matter of the sort described above with reference to KPMG Peat Marwick.


	EXHIBITS
	1.  Letter from KPMG Peat Marwick LLP.

	SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	                    ULTRADATA SYSTEMS, INCORPORATED



Dated:  July 31, 1998         By:  /s/Monte Ross
						Monte Ross
						Chief Executive Officer